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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934





Date of Report (Date of earliest event reported): April 18, 2002




                           Philip Services Corporation
             (Exact name of registrant as specified in its charter)




         Delaware                        0-30417                 98-0131394
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



9700 Higgins Road, Suite 750, Rosemont, Illinois                  60018
    (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (847) 685-9752


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 18, 2002, PricewaterhouseCoopers LLP ("PwC"), the registrant's independent accountants for the year ended December 31, 2001 and the nine months ended December 31, 2000, resigned. The registrant's financial statements for periods preceding the nine months ended December 31, 2000 are unaudited. In connection with the audits of the registrant's financial statements for such periods and through April 18, 2002, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such periods. PwC's reports on the financial statements for such periods contain no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except that their report on the December 31, 2000 financial statements included an explanatory paragraph regarding a potential event of default under the terms of certain restrictive covenants included in the registrant's debt agreements. PwC has been provided with a copy of this disclosure and has been requested by the registrant to furnish a letter addressed to the Securities Exchange Commission (the "Commission") stating whether they agree with the above statements. A copy of PwC's letter to the Commission is filed as Exhibit 16 to this Report on Form 8-K.

ITEM 5.  OTHER EVENTS

     On April 20, 2002, Mr. R. William Van Sant, director of the registrant and Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee of its Board of Directors, resigned from office.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          16 Letter of PricewaterhouseCoopers LLP

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PHILIP SERVICES CORPORATION



                                          By:    /s/ Thomas P. O'Neill, Jr.
                                                 -------------------------------
                                          Name:  Thomas P. O'Neill, Jr.
                                          Title: Senior Vice President and Chief
Date:  April 23, 2002                            Financial Officer

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                                  EXHIBIT INDEX

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
 Exhibit
 Number         Description
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
16              Letter of PricewaterhouseCoopers LLP
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